UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 17, 2006

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue	10019
New York, New York	(Zip Code)
(Address of Principal Executive offices)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 .                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Issuance of Series D-15 6.875% Preferred Units of Vornado Realty L.P.

On August 17, 2006, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), through which Vornado Realty Trust (the “Company”) conducts its business, sold 400,000 Series D-15 6.875% Preferred Units of limited partnership interest (the “Series D-15 Preferred Units”) to an institutional investor in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder at a price of $25.00 per Series D-15 Preferred Unit.

In connection with that sale, the Company filed with the Maryland State Department of Assessments and Taxation Articles Supplementary classifying 400,000 of the Company’s authorized preferred shares of beneficial interest as additional Series D-15 6.875% Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share). A copy of the above-referenced Articles Supplementary is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.1	Articles Supplementary to Declaration of Trust with respect to the Series D-15 6.875% Preferred Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST (Registrant)

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: August 23, 2006

EXHIBIT INDEX

3.1	Articles Supplementary to Declaration of Trust with respect to the Series D-15 6.875% Preferred Shares